UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 28, 2021

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	N/A(1)	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights

(1) On July 2, 2021, the New York Stock Exchange (the “NYSE”) announced that (i) it had suspended trading of GTT Communications, Inc. (“GTT” or the “Company”) common stock, which had traded on the NYSE under the trading symbol “GTT” (the “Common Stock”) and (ii) it had determined to commence proceedings to delist the Common Stock. The Company did not appeal the NYSE’s delisting determination. The NYSE subsequently filed a Form 25 with the Securities and Exchange Commission (the “SEC”) on July 21, 2021 to delist the Common Stock from the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting was effective 10 days after the filing of the Form 25. The deregistration of the common stock under Section 12(b) of the Exchange Act will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Since the Company’s Common Stock was registered under Section 12(g) of the Exchange Act prior to its listing on NYSE MKT LLC in 2013, the registration under Section 12(g) of the Exchange Act will again become operative upon the effectiveness of the deregistration under Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement

The Company has been involved in discussions with certain of its stakeholders in respect of a possible restructuring of the indebtedness and capitalization (the “Restructuring”) of GTT and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”). On September 1, 2021, the Company Parties entered into a restructuring support agreement (the “RSA”) with: (i) certain lenders (the “Consenting Priming Facility Lenders”) party to that certain Priming Facility Credit Agreement, dated as of December 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Priming Facility Credit Agreement”), who have extended term loans (the “Priming Facility Term Loans”) to GTT Communications B.V. (“GTT B.V.”); (ii) certain lenders (the “Consenting Revolving Lenders”) party to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), who have extended revolving loans to GTT pursuant to the Credit Agreement (the “Revolving Loans”); (iii) certain lenders (the “Consenting U.S. Term Loan Lenders”) party to the Credit Agreement who have extended term loans to GTT pursuant to the Credit Agreement (“U.S. Term Loans”); (iv) certain lenders (the “Consenting Original EMEA Term Loan Lenders”) who have extended term loans denominated in euros to GTT B.V. pursuant to the Credit Agreement (“Original EMEA Term Loans”); (v) certain lenders (the “Consenting 2020 EMEA Term Loan Lenders” and, together with the Consenting U.S. Term Loan Lenders and the Consenting Original EMEA Term Loan Lenders, the “Consenting Term Loan Lenders”) party to the Credit Agreement who have extended term loans denominated in U.S. dollars to GTT B.V. pursuant to the Credit Agreement (the “2020 EMEA Term Loans” and together with the U.S. Term Loans and the Original EMEA Term Loans, the “Term Loans”); (vi) certain beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially own (the “Consenting Noteholders” and, collectively with the Consenting Priming Facility Lenders, the Consenting Term Loan Lenders and the Consenting Revolving Lenders, the “Consenting Creditors”) those certain 7.875% Senior Notes due 2024 (the “Notes”) issued by GTT pursuant to that certain Indenture, dated as of December 22, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Indenture”); (vii) beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially own equity interests in GTT (the “Consenting Equity Holders”); and (viii) Cube Telecom Europe Bidco Limited (the “Buyer”), a company controlled by funds managed and/or advised by I Squared Capital Advisors (US) LLC (together with the Buyer, “I Squared”, and, together with the Consenting Creditors and the Consenting Equity Holders, the “Consenting Stakeholders”) to support the Restructuring pursuant to the terms of a contemplated pre-packaged chapter 11 plan of reorganization (the “Plan”) as described in the RSA. The RSA provides that, following the closing of the Infrastructure Sale (as defined below) and the Infrastructure Sale Proceeds Paydown (as defined below) and the commencement of the solicitation of votes on the Plan from certain classes of existing creditors, the Company Parties will file (such filing date, the “Petition Date”) for voluntary relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in accordance with the RSA.

The Plan will be based on the restructuring term sheet (the “Term Sheet”) attached to the RSA which, among other things, contemplates that:

•the sale of the business and activities of GTT and/or certain of its subsidiaries providing Pan-European, North American, sub-sea, and trans-Atlantic fiber network and data center infrastructure services to customers to the Buyer (the “Infrastructure Sale”) pursuant to that certain Sale and Purchase Agreement, dated as of October 16, 2020 (as amended, the “Infrastructure SPA”), among the Company, its subsidiaries GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited and GTT Americas, LLC (collectively, the “Sellers”) and the Buyer, will be consummated prior to the commencement of the Chapter 11 Cases, subject to the terms of the RSA;

•the Credit Agreement will be amended by the Fifth Lender Forbearance Agreement and Consent (as defined below) to provide that the proceeds from the closing of the Infrastructure Sale will be applied to the claims in respect of the Revolving Loans (the “Revolving Loan Claims”), claims in respect of Hedging Obligations (as defined in the Credit Agreement) (the “Hedging Claims”), claims in respect of the U.S. Term Loans (the “U.S. Term Loan Claims”), claims in respect of the Original EMEA Term Loans (the “Original EMEA Term Loan Claims”), claims in respect of the 2020 EMEA Term Loans (the “2020 EMEA Term Loan Claims”, and collectively with the Revolving Loan Claims, the Hedging Claims, the U.S. Term Loan Claims and the Original EMEA Term Loan Claims, the “2018 Credit Facility Claims”) on a pro rata basis;

•contemporaneously with the execution of the RSA, (i) the Consenting U.S. Term Loan Lenders, Consenting Revolving Lenders, Consenting Original EMEA Term Loan Lenders and Consenting 2020 EMEA Term Loan Lenders have executed the Fifth Lender Forbearance Agreement and Consent, and the Agent will commence a consent solicitation to obtain additional signatures to the Fifth Lender Forbearance Agreement and Consent, and joinders to the RSA, (ii) the Consenting Noteholders have executed the A&R Second Notes Forbearance Agreement (as defined below) and (iii) the Infrastructure SPA has been amended by the SPA Letter Amendment (as defined below);

•prior to the closing of the Infrastructure Sale, the RSA Holdings Condition (as defined below) will be satisfied;

•the proceeds from the closing of the Infrastructure Sale will be applied as set forth in the Term Sheet prior to the commencement of the Chapter 11 Cases (the “Infrastructure Sale Proceeds Paydown”), including the payment in full of all claims in respect of the Priming Facility Term Loans (the “Priming Facility Term Loan Claims”) and in accordance with the Fifth Lender Forbearance Agreement and Consent (the U.S. Term Loan Claims, the Revolving Loan Claims, the Hedging Claims, the Original EMEA Term Loan Claims and the 2020 EMEA Term Loan Claims that remain outstanding following the Infrastructure Sale Proceeds Paydown are hereinafter referred to as the “Remaining U.S. Term Loan Claims”, the “Remaining Revolving Loan Claims”, the “Remaining Hedging Claims”, the “Remaining Original EMEA Term Loan Claims” and the “Remaining 2020 EMEA Term Loan Claims”, respectively); provided that the Company Parties will retain $35 million of such proceeds (the “Retained Cash Proceeds”) to fund the Chapter 11 Cases and for working capital purposes in accordance with the Approved Budget (as defined in the RSA), which proceeds will be the cash collateral of KeyBank National Association, as administrative agent and letter of credit issuer (the “Agent”) and the holders of the 2018 Credit Facility Claims;

•following the Infrastructure Sale Proceeds Paydown, the Company Parties will commence the solicitation of votes on the Plan from holders of impaired claims who are entitled to vote on the Plan, and, thereafter, each of the Company Parties will commence the Chapter 11 Cases in the Bankruptcy Court to pursue confirmation and consummation of the Plan in accordance with the terms of the RSA and the Term Sheet, including the solicitation of votes from beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially own equity interests in GTT if required by the Bankruptcy Court;

•the Chapter 11 Cases will be financed through the consensual use of cash collateral, including the Retained Cash Proceeds;

•notwithstanding the terms of the Infrastructure Sale Proceeds Paydown detailed above, if Required Lenders (as defined below), Required Revolving Lenders (as defined below) and holders of at least a majority of the outstanding principal amounts of each of the U.S. Term Loans, the Original EMEA Term Loans and the 2020 EMEA Term Loans execute the Fifth Lender Forbearance Agreement and Consent (the “Consent Conditions”), then, in accordance with the amended collection allocation mechanism agreement attached to the Fifth Lender Forbearance Agreement and Consent (the “CAM Amendment”), on the date on which the proceeds of any sale of all or substantially all of the Infrastructure Business (as defined in the Term Sheet) (including, without limitation, the Infrastructure Sale) that occurs on or prior to the Plan Effective Date are applied to repay the 2018 Credit Facility Claims, the holders of U.S. Term Loan Claims, Revolving Claims, and Hedging Claims (the “U.S. Claims”) shall turn over to the Agent $32.5 million of net cash proceeds that would otherwise be payable pro rata to the holders of U.S. Secured Claims in connection with such paydown (the “Original EMEA Cash Turnover Amount”), and the Agent shall hold the Original EMEA Cash Turnover Amount in escrow in accordance with the CAM Amendment. Subject to the occurrence of and on the Plan Effective Date (as defined below), the Original EMEA Cash Turnover Amount shall be distributed on a pro rata basis to holders of Original EMEA Term Loan Claims who have executed each of the Fifth Lender Forbearance Agreement and Consent and the RSA by five (5) business days after the RSA effective date (such Original EMEA Term Loan Lenders, the “Original EMEA Cash Turnover Recipients”). In exchange, on the Plan Effective Date, the Original EMEA Cash Turnover Recipients shall turn over their pro rata share of $32.5 million of New Equity Interests (calculated based on an assumed $1.3 billion total enterprise value for the reorganized Company Parties and their direct and indirect non-debtor subsidiaries, on a consolidated basis (the “Equity Turnover Valuation”)) to holders of U.S. Term Loan Claims, Revolving Claims, and Hedging Claims on a pro rata basis (the “Original EMEA Equity Turnover” and, together with the Original EMEA Cash Turnover Amount, the “Original EMEA Settlement Reallocations”). Notwithstanding the foregoing, 2020 EMEA Cash Turnover Recipients (as defined below) may elect not to participate in the Original EMEA Settlement Reallocations with respect to any Original EMEA Term Loan Claims they hold;

•notwithstanding the terms of the Infrastructure Sale Proceeds Paydown, if the Consent Conditions are satisfied, then, in accordance with the CAM Amendment, on the date on which the proceeds of any sale of all or substantially all of the Infrastructure Business (including, without limitation, the Infrastructure Sale) that occurs on or prior to the effective date of any chapter 11 plan for one or more Company Parties are applied to repay the 2018 Credit Facility Claims, the holders of U.S. Secured Claims and Original EMEA Term Loan Claims shall turn over to the Agent $2.4 million of net cash proceeds that would otherwise be payable pro rata to such holders in connection with such paydown (the “2020 EMEA Cash Turnover Amount”), and the Agent shall distribute such amount to holders of 2020 EMEA Term Loan Claims who have executed each of the Fifth Lender Forbearance Agreement and Consent and the RSA within three (3) business days of the RSA effective date (such 2020 EMEA Term Loan Lenders, together with their successors and assigns, the “2020 EMEA Cash Turnover Recipients”) (such turnover, the “2020 EMEA Settlement Reallocation”);

•on the effective date of the Plan (the “Plan Effective Date”), each holder of a 2018 Credit Facility Claim remaining after the Infrastructure Sale Proceeds Paydown (the “Remaining 2018 Credit Facility Claims”) shall receive, in full and final satisfaction of all such allowed claims (pro rata to mean the same pro rata split among 2018 Credit Agreement Claims that was used to effectuate the Infrastructure Sale Proceeds Paydown):

◦its pro rata share of the approximately $854 million principal amount of New GTT Term Loans (as defined in the Term Sheet and as further described in Annex 2 to the Term Sheet);

◦subject to the Original EMEA Equity Turnover, its pro rata share of 88% of the equity interests in GTT, as reorganized pursuant to and under the Plan (the “New Equity Interests”), which New Equity Interests shall be (1) subject to reduction on account of New Equity Interests purchased pursuant to the Noteholder New Common Equity Investment (as defined below) and (2) subject to dilution by (a) the post-emergence management incentive plan (the “MIP”), (b) New Equity Interests issuable upon exercise of the Noteholder Warrants (as defined below) and (c) New Equity Interests issuable upon exercise of the Equityholder Warrants (as defined below) (the foregoing interests, collectively, the “Secured Claims New Equity Interests”);

◦its pro rata share of the Noteholder New Common Equity Investment Cash (as defined below), if any;

◦its pro rata share of cash (if any) in the amount of the lesser of (A) the amount by which Effective Date Liquidity (as defined in the Term Sheet) exceeds $100 million and (B) the amount by which the aggregate amount of cash and cash equivalents (including any Retained Cash Proceeds and excluding restricted cash) of the reorganized Company Parties and their direct and indirect non-debtor subsidiaries on the Plan Effective Date exceeds $25 million; and

◦its pro rata share of the Deferred Consideration (as defined below) to be made by the Buyer pursuant to SPA Letter Amendment.

•letters of credit, to the extent undrawn, shall remain outstanding and shall each be cash collateralized by the Company by the RSA effective date, and (a) in the case of any letters of credit which support the Company’s Infrastructure Business, shall be replaced or backstopped by the issuance of new letters of credit obtained by I Squared in accordance with the Infrastructure SPA, or (b) in the case of any letters of credit which do not support the Infrastructure Business, shall, on the Plan Effective Date, be replaced or backstopped by the issuance of new letters of credit obtained under the Exit Revolving Credit Facility (as defined below) (or other letter of credit facility established for the account of the reorganized Company Parties, as determined by the Company, with the consent of at least a majority of the outstanding principal amounts of each of the Original EMEA Term Loan Claims, the 2020 EMEA Term Loan Claims and the U.S. Term Loan Claims, which consent shall not be unreasonably withheld, conditioned, or delayed). In the event that a letter of credit issued under the Credit Agreement is drawn during the pendency of the Chapter 11 Cases and funded by the issuing bank under the Credit Agreement, the issuing bank shall be entitled to reimbursement from such cash collateral;

•on the Plan Effective Date, each holder of claims in respect of the Notes (the “Notes Claims”) shall receive, in full and final satisfaction of all such allowed claims:

◦its pro rata share of 12% of the New Equity Interests, which New Equity Interests shall be subject to dilution by (a) the MIP, (b) New Equity Interests issuable upon exercise of the Noteholder Warrants (as defined below) and (c) New Equity Interests issuable upon exercise of the Equityholder Warrants (as defined below) (the foregoing interests, the “Noteholder New Equity Interests”);

◦its pro rata share of the warrants for 30% of the New Equity Interests (calculated on a fully-diluted basis but excluding and subject to dilution on account of the New Equity Interests issuable pursuant to the MIP and the Equityholder Warrants) that will be distributed to holders of Notes Claims on account of such claims pursuant to and in accordance with the Plan and the agreement governing such warrants (the “Noteholder Warrants”). The Noteholder Warrants shall have a five (5) year term (subject to early acceleration upon certain events), customary anti-dilution protections and information rights similar to the rights of holders of New Equity Interests, and the Noteholder Warrants shall have an initial aggregate exercise price equal to the equity value implied by a par plus accrued and unpaid interest recovery on the Remaining 2018 Credit Facility Claims as of the Plan Effective Date (subject to certain adjustments as set forth in the Term Sheet); and

◦the right to participate in the Noteholder New Common Equity Investment (as defined below);

•in connection with the Restructuring, holders of Notes Claims will be entitled to purchase up to $50 million of the New Equity Interests issued and outstanding on the Plan Effective Date at a per share price that implies an enterprise value that would result in a par plus accrued interest recovery for holders of Remaining 2018 Credit Facility Claims (the “Noteholder New Common Equity Investment” and the aggregate amount of cash received by the Companies from participating holders of Notes (the “Noteholders”) for such investment referred to as the “Noteholder New Common Equity Investment Cash”), which will reduce the Secured Claims New Equity Interests as described above and which will be structured as a rights offering through which eligible holders of Notes Claims will receive subscription rights to participate in the Noteholder New Common Equity Investment on a pro rata basis;

•except to the extent otherwise agreed to, holders of all administrative expense claims, priority tax claims, other priority claims, and other secured claims shall receive, in full and final satisfaction of such claim, cash payment in an amount equal to such allowed claim;

•each holder of an allowed “General Unsecured Claim”, defined as any prepetition claim against the Company Parties that is not a (x) Priming Facility Term Loan Claim, 2020 EMEA Term Loan Claim, Original EMEA Term Loan Claim, U.S. Term Loan Claim, Revolving Claim, Hedging Claim, Notes Claim, or Intercompany Claim (as defined below) or (y) a claim that is secured by collateral, subordinated, or entitled to priority under the Bankruptcy Code, that has not been satisfied in the ordinary course of business shall receive, in full and final satisfaction of such allowed General Unsecured Claim, payment in full in cash on the date such claim becomes an allowed claim as if the Chapter 11 Cases had not been commenced; provided that claims for rejection damages in connection with any rejected non-residential real property lease shall be subject to the limitations of section 502(b)(6) of the Bankruptcy Code;

•on the Plan Effective Date, all claims against a Company entity held by another Company entity (“Intercompany Claims”) or interests in a Company entity held by another Company entity (“Intercompany interests”) will be adjusted, reinstated, or cancelled, as determined by (i) the Company, with the consent of Consenting Creditors holding a majority of each of the Priming Facility Term Loan Claims, the Original EMEA Term Loan Claims, the 2020 EMEA Term Loan Claims, the U.S. Term Loan Claims and Notes Claims held by the Consenting Creditors, respectively (the “Required Consenting Creditors”) (which consent shall not be unreasonably withheld, conditioned, or delayed) or (ii) the reorganized Company Parties, in their reasonable discretion;

•on the Plan Effective Date, each holder of an existing GTT equity interest shall receive, in full and final satisfaction of such interest, its pro rata share of the warrants for 4.9% of the New Equity Interests (calculated on a fully-diluted basis but excluding and subject to dilution on account of the New Equity Interests issuable pursuant to the MIP) that will be distributed to holders of existing GTT equity interests on account of such interest pursuant to and in accordance with the Plan and the agreement governing such warrants (the “Equityholder Warrants”). The Equityholder Warrants shall have a five (5) year term (subject to early acceleration upon certain events), customary anti-dilution protections and information rights similar to the rights of holders of New Equity Interests, and the Equityholder Warrants shall have an initial aggregate exercise price equal to the price implied by a $2.8 billion total enterprise value for the reorganized Company as of the Plan Effective Date;

•the existing GTT equity interests beneficially owned by The Spruce House Partnership, LLC and its affiliates (“Spruce House”) shall be transferred to the Company for no consideration and Spruce House shall receive no Equityholder Warrants;

•the applicable Company Parties or reorganized Company Parties, as applicable, shall assume all I Squared Infrastructure Sale Transaction Documents (as defined in the RSA) to which a Company Party is a party; and

•in advance of the Plan Effective Date, the Company Parties may, with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned, or delayed), seek to obtain a new cash flow/asset-backed revolving credit facility of up to $75 million in the aggregate on terms acceptable to Required Consenting Creditors (the “Exit Revolving Credit Facility”).

The Term Sheet also provides that the Plan will include releases and other customary terms.
The RSA contains certain covenants on the part of the Company Parties and the Consenting Stakeholders to support the Restructuring, in each case subject to certain terms and conditions in the RSA. The RSA also includes certain covenants regarding the replacement of certain members of the board of directors of the Company (the “Board”). The RSA may be terminated by (i) a majority of each of the Consenting Priming Facility Lenders, Consenting Original EMEA Term Loan Lenders, Consenting 2020 EMEA Term Loan Lenders and Consenting U.S. Term Loan Lenders, (ii) a majority of the Consenting Noteholders, (iii) a majority of the Consenting Revolving Lenders solely with respect to the Consenting Revolving Lenders, (iv) a majority of the Consenting Equity Holders solely with respect to the Consenting Equity Holders, (v) I Squared solely with respect to I Squared and (vi) the Company, in each case upon the occurrence of certain respective specified events, including, without limitation, the termination of the Infrastructure SPA, or if the Board determines the Restructuring would be inconsistent with the exercise of its fiduciary duties or applicable law or, in the exercise of its fiduciary duties, the Board determines to pursue an alternative restructuring transaction (with the power to make such decisions delegated to the Strategic

Planning Committee of the Board). The RSA may also be terminated by majorities of certain Consenting Creditors upon the failure to consummate the Infrastructure Sale and effect the Infrastructure Sale Proceeds Paydown within specified periods, the failure to meet other milestones set forth in the RSA, including, among others, the commencement of the Chapter 11 Cases and regulatory filings, within specified periods, as well as six (6) months following the Petition Date (which may be automatically extended by three (3) months if the other conditions to the RSA are met and the delay solely relates to regulatory approvals), or such later date mutually agreed between the Company and the Required Consenting Creditors, if the Plan Effective Date has not occurred (the “Outside Date”). In addition, the RSA may be terminated by certain of the parties specified above ten (10) business days following the later of the effective date of the RSA or the date the Company requests the Agent posts the RSA on the Lender platform, unless the following parties shall have delivered signature pages to the RSA: (i) holders of at least two-thirds (2/3) of the combined aggregate outstanding principal amount of the 2018 Credit Facility Claims (which must include holders of at least a majority of the outstanding principal amounts of each of the U.S. Term Loans, the Original EMEA Term Loans and the 2020 EMEA Term Loans) and (ii) beneficial owners (or nominees, investment advisors, sub-advisors, or managers of accounts that are beneficial owners) of at least two-thirds (2/3) of the aggregate outstanding principal amount of the Notes Claims (the “RSA Holdings Condition”). Notwithstanding the foregoing, following the Infrastructure Sale Proceeds Paydown, termination by any Consenting Creditor shall require the consent of the Required Consenting Creditors unless the breach or termination event materially alters or impedes consummation of the Restructuring or is materially adverse to such Consenting Creditor’s legal and/or economic rights or benefits under the RSA or relates to a milestone termination right and remains uncured for fourteen (14) calendar days (unless agreed otherwise by the Required Consenting Creditors).
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the RSA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The information contained in the RSA, including the Term Sheet, and this Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities, loans or other instruments of the Company, nor do they constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that the Company will be successful in completing the Restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all. Holders of GTT’s outstanding securities, loans and other instruments are urged to read the disclosure materials if and when they become available because they will contain important information regarding the Restructuring.

Stock Transfer Agreement

In connection with entering into the RSA, on September 1, 2021, the Company and Spruce House entered into that certain Stock Transfer Agreement (the “Stock Transfer Agreement”). The Stock Transfer Agreement provides that Spruce House will immediately transfer, assign, convey and deliver to the Company all of its right, title and interest in any and all economic rights and interests associated with its 15,875,000 shares of the Company’s Common Stock (the “SH Shares”) for no payment, and Spruce House will also immediately transfer, assign, convey and deliver its right, title and interest in any voting rights associated with the SH Shares that, after giving effect to such transfer, exceed 25.01% of the issued and outstanding common stock of the Company, with the remainder of the voting rights associated with the SH Shares transferred, assigned, conveyed and delivered upon the satisfaction of certain regulatory conditions (the “Spruce House Transfer”). The Company expects to retire the SH Shares after the Spruce House Transfer.

The foregoing description of the Stock Transfer Agreement is not complete and is qualified in its entirety by the terms and provisions of the Stock Transfer Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Priming Facility Credit Agreement

As previously disclosed, on December 28, 2020, the Company entered into the Priming Facility Credit Agreement, among the Company, GTT B.V., the lenders party thereto (the “PTL Lenders”) and Delaware Trust Company, as administrative agent (the “PTL Agent”). The Priming Facility Credit Agreement provides for a priming term loan facility consisting of initial and delayed draw term loans in a principal amount of up to $275,000,000 (the “New Term Loan Facility”). On March 29, 2021, the Company, GTT B.V., the PTL Lenders party thereto and the PTL Agent entered into that certain Second Amendment to Priming Facility Credit Agreement (the “Second PTL Amendment”). The Second PTL Amendment, among other things, extended the deadline to deliver the Company’s audited consolidated financial statements under the Priming Facility Credit Agreement for the fiscal year ended December 31, 2020 to April 15, 2021 and provided that PTL Lenders holding a majority of the loans and commitments under the New Term Loan Facility (“New Term Loan Facility Required Lenders”) may further extend such deadline by notice to the Company. On April 12, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadline to deliver the Company’s audited consolidated financial statements under the Priming Facility Credit Agreement for the fiscal year ended December 31, 2020 to April 22, 2021. On April 20, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of such deadline to May 3, 2021.

On April 30, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to a further extension of such deadline to May 10, 2021.

As previously disclosed, on May 10, 2021, the Company, GTT B.V., the PTL Lenders party thereto constituting New Term Loan Facility Required Lenders and the PTL Agent entered into that certain Third Amendment to Priming Facility Credit Agreement (the “Third PTL Amendment”). The Third PTL Amendment, among other things, extended the deadlines under the Priming Facility Credit Agreement to deliver the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020 and the Company’s unaudited consolidated financial statements for the fiscal quarter ended March 31, 2021 (the “Late Annual and Q1 PTL Reports”) to May 17, 2021. On May 17, 2021, the Company, GTT B.V., the PTL Lenders party thereto constituting New Term Loan Facility Required Lenders and the PTL Agent entered into that certain Fourth Amendment to Priming Facility Credit Agreement (the “Fourth PTL Amendment”). The Fourth PTL Amendment, among other things, extended the deadlines to deliver the Late Annual and Q1 PTL Reports to June 3, 2021 and provided that PTL Lenders constituting New Term Loan Facility Required Lenders may further extend each of these deadlines by notice to the Company. On June 2, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to June 17, 2021. On June 15, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to June 28, 2021. On June 28, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to July 6, 2021. On July 6, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to July 12, 2021.

As previously disclosed, on July 12, 2021, the Company, GTT B.V., the PTL Lenders party thereto constituting New Term Loan Facility Required Lenders and the PTL Agent entered into that certain Fifth Amendment to Priming Facility Credit Agreement (the “Fifth PTL Amendment”). The Fifth PTL Amendment, among other things, further extended the deadlines under the Priming Facility Credit Agreement to deliver the Late Annual and Q1 PTL Reports to July 20, 2021. On July 20, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to July 27, 2021. On July 25, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late Annual and Q1 PTL Reports to August 3, 2021. On August 3, 2021, the Company, GTT B.V., the PTL Lenders party thereto constituting New Term Loan Facility Required Lenders and the PTL Agent entered into that certain Sixth Amendment to Priming Facility Credit Agreement (the “Sixth PTL Amendment”). The Sixth PTL Amendment, among other things, (i) further extended the deadlines under the Priming Facility Credit Agreement to deliver the Late Annual and Q1 PTL Reports to August 17, 2021 and (ii) extended the deadline under the Priming Facility Credit Agreement to deliver the Company’s unaudited consolidated financial statements for the fiscal quarter ended June 30, 2021 (together with the Late Annual and Q1 PTL Reports, the “Late PTL Reports”) to August 17, 2021. The Sixth PTL Amendment also provides that PTL Lenders constituting New Term Loan Facility Required Lenders may extend each of the deadlines in clauses (i) and (ii) above by notice to the Company. On August 16, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late PTL Reports to August 24, 2021. On August 20, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late PTL Reports to August 31, 2021.

On August 28, 2021, the Company received a notice on behalf of PTL Lenders constituting New Term Loan Facility Required Lenders consenting to an extension of the deadlines to deliver the Late PTL Reports to September 7, 2021.

In connection with entering into the RSA, on September 1, 2021, the Company, GTT B.V., the PTL Lenders party thereto constituting New Term Loan Facility Required Lenders (the “Consenting PTL Lenders”) and the PTL Agent entered into that certain Seventh Amendment to Priming Facility Credit Agreement (the “Seventh PTL Amendment”). The Seventh PTL Amendment, among other things, (i) further extends the deadlines under the Priming Facility Credit Agreement to deliver the Late PTL Reports to the time that the RSA ceases to be effective or otherwise terminates in accordance with its terms with respect to the Company or the Consenting Priming Facility Lenders, (ii) adds an event of default if the RSA ceases to be effective or otherwise terminates in accordance with its terms with respect to the Company or the Consenting Priming Facility Lenders, and the New Term Loan Facility Required Lenders confirm such event of default in writing, (iii) removes certain notice requirements to the PTL Agent, certain PTL Lenders and certain advisors to the PTL Lenders and (iv) removes certain events of default in the Priming Facility Credit Agreement related to the delivery of such notices and the closing of the Infrastructure Sale. The Seventh PTL Amendment also provides that PTL Lenders constituting New Term Loan Facility Required Lenders may extend the deadlines in clause (i) above by notice to the Company. The Seventh PTL Amendment also provides for certain amendments to the asset sale covenant to permit the Infrastructure Sale. The Company paid fees and expenses of certain advisors to the Consenting PTL Lenders and the PTL Agent in connection with the entry into the Seventh PTL Amendment.

The foregoing description of the Seventh PTL Amendment is not complete and is qualified in its entirety by the terms and provisions of the Seventh PTL Amendment, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Amended and Restated Second Notes Forbearance Agreement

As previously disclosed, on December 28, 2020, the Company and the guarantors (the “Guarantors”) under the Indenture by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee (the “Trustee”), entered into that certain Noteholder Forbearance Agreement (as amended, supplemented, or otherwise modified, the “Second Notes Forbearance Agreement”) with certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (the “Forbearing Noteholders”) of a majority of the outstanding aggregate principal amount of the Notes. Pursuant to the Second Notes Forbearance Agreement, the Forbearing Noteholders agreed to, among other provisions, forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, (i) the Company’s failure to timely file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020 (the “Q2 2020 Form 10-Q”) and September 30, 2020 (the “Q3 2020 Form 10-Q”) and (ii) the occurrence and continuance of the “Lender Specified Defaults” as defined in the applicable forbearance agreement with respect to the Credit Agreement, in each case until the earlier of (a) 5:00 p.m., New York City time, on March 31, 2021 and (b) the receipt of notice from Forbearing Noteholders regarding their intent to terminate the Second Notes Forbearance Agreement upon the occurrence of certain specified forbearance defaults. The Second Notes Forbearance Agreement may be amended with the consent of Forbearing Noteholders holding more than 66.7% of the aggregate principal amount of the Notes held by all Forbearing Noteholders, provided that at least two of such consenting Forbearing Noteholders are unaffiliated (“Requisite Forbearing Noteholders”).

As previously disclosed, on March 29, 2021, the Company and the Guarantors entered into that certain First Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 1”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 1, among other things, (i) provided that in addition to the matters originally subject to forbearance in the Second Notes Forbearance Agreement, the Forbearing Noteholders will forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”) and (ii) amended the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on April 15, 2021. On April 12, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on April 22, 2021. On April 19, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on May 3, 2021. On April 28, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on May 10, 2021. On May 10, 2021, the Company and the Guarantors entered into that certain Second Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 2”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 2, among other things, amended the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on May 17, 2021.

As previously disclosed, on May 17, 2021, the Company and the Guarantors entered into that certain Third Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 3”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 3, among other things, (i) provided that in addition to the matters subject to forbearance in the Second Notes Forbearance Agreement as previously amended, the Forbearing Noteholders will forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Q1 2021 Form 10-Q”) and (ii) amended the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on June 3, 2021. On May 28, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on June 17, 2021. On June 11, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on June 28, 2021.

As previously disclosed, on June 28, 2021, the Company and the Guarantors entered into that certain Fourth Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 4”) with

Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 4, among other things, (i) amended the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on July 6, 2021 and (ii) provided that in addition to the matters subject to forbearance in the Second Notes Forbearance Agreement as previously amended, the Forbearing Noteholders will forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, the Company’s failure to make the approximately $22.6 million interest payment due on June 30, 2021 on the Notes as required pursuant to the Indenture. On July 2, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on July 12, 2021. On July 8, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on July 20, 2021. On July 20, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on July 27, 2021. On July 27, 2021, the Company and the Guarantors entered into that certain Fifth Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 5”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 5, among other things, amended the scheduled expiration time under the Second Notes Forbearance Agreement to 5:00 p.m., New York City time, on August 3, 2021. On August 3, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 11:59 p.m., New York City time, on August 17, 2021. On August 16, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 11:59 p.m., New York City time, on August 24, 2021. On August 23, 2021, the Company received a notice on behalf of Forbearing Noteholders constituting Requisite Forbearing Noteholders consenting to an extension of the scheduled expiration time under the Second Notes Forbearance Agreement to 11:59 p.m., New York City time, on August 31, 2021.

On August 31, 2021, the Company and the Guarantors entered into that certain Sixth Amendment to Noteholder Forbearance Agreement (the “Second Notes Forbearance Agreement Amendment No. 6”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. The Second Notes Forbearance Agreement Amendment No. 6, among other things, (i) provides that in addition to the matters subject to forbearance in the Second Notes Forbearance Agreement as previously amended, the Forbearing Noteholders will forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect to defaults and events of default that have occurred, or that may occur as a result of, the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Q2 2021 Form 10-Q”) and (ii) amends the scheduled expiration time under the Second Notes Forbearance Agreement to 11:59 p.m., New York City time, on September 7, 2021.

In connection with entering into the RSA, on September 1, 2021, the Company and the Guarantors entered into that certain Amended and Restated Noteholder Forbearance Agreement (the “A&R Second Notes Forbearance Agreement”) with Forbearing Noteholders constituting Requisite Forbearing Noteholders. Pursuant to the A&R Second Notes Forbearance Agreement, which replaces the Second Notes Forbearance Agreement as previously amended, the Forbearing Noteholders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Indenture, the Notes and applicable law, including not directing the Trustee to take any such action, with respect any defaults and events of default that have occurred, or that may occur during the forbearance period, including, without limitation, the defaults and events of default described above with respect to the Q2 2020 Form 10-Q, Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q and the Q2 2021 Form 10-Q. In addition, in the event that the Trustee or any Noteholder or group of Noteholders takes any action to declare all of the Notes immediately due and payable, the Forbearing Noteholders agree, subject to certain conditions, to deliver written notice to the Trustee to rescind and annul such acceleration and its consequences and to provide the necessary consents to amend the Indenture to provide that the Indenture shall not require cure or waiver of any events of default or require the payment or deposit with the Trustee of overdue interest or interest upon overdue interest in connection with rescinding and annulling such acceleration and its consequences.

The forbearance period under the A&R Second Notes Forbearance Agreement ends on the earlier of (i) the occurrence of certain events of default under the Indenture related to bankruptcy or insolvency proceedings of the Company and its subsidiaries and (ii) the receipt of notice from the Forbearing Noteholders regarding their intent to terminate the A&R Second Notes Forbearance Agreement upon the RSA ceasing to be effective or otherwise terminating in accordance with its terms with respect to the Company and/or the Consenting Noteholders. The Company paid fees and expenses of certain advisors to the Forbearing Noteholders in connection with the entry into the A&R Second Notes Forbearance Agreement.

The foregoing description of the A&R Second Notes Forbearance Agreement is not complete and is qualified in its entirety by the terms and provisions of the A&R Second Notes Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Fifth Lender Forbearance Agreement and Consent

As previously disclosed, on May 10, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into that certain Fourth Lender Forbearance Agreement and Amendment No. 5 to Credit Agreement (the “Fourth Lender Forbearance Agreement”) with (1) lenders holding (a) a majority of the outstanding loans and revolving commitments (“Required Lenders”) and (b) a majority of the revolving commitments (“Required Revolving Lenders”) under the Credit Agreement, by and among the Company and GTT B.V., as borrowers, the Agent, and the lenders and other financial institutions party thereto from time to time (the “Lenders”), (2) certain hedge providers to the Company and (3) the Agent. Pursuant to the Fourth Lender Forbearance Agreement, the Consenting Lenders agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents (as defined in the Credit Agreement), any secured hedge agreement with the secured hedge providers and applicable law (as applicable), including not directing the Agent to take any such action, with respect to certain defaults and events of default under the Credit Agreement and certain events of default under any Secured Hedge Agreement (as applicable) that have occurred, or that may occur as a result of, (i) the Company’s failure to timely file the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K and the Q1 2021 Form 10-Q, and related compliance certificates, (ii) any amendment, supplement, modification, restatement and/or withdrawal or public statement of non-reliance on (A) any audit opinion related to historical consolidated financial statements or (B) historical consolidated financial statements and (iii) the occurrence and continuance of the “Noteholder Specified Defaults” as defined in the Second Notes Forbearance Agreement, in each case until the earlier of (a) 5:00 p.m., New York City time, on May 17, 2021 and (b) the receipt of notice from Consenting Lenders regarding intent to terminate the Fourth Lender Forbearance Agreement upon the occurrence of certain specified forbearance defaults. The Fourth Lender Forbearance Agreement may be amended with the consent of (i) Required Lenders and (ii) Required Revolving Lenders (except that the extension of the forbearance period with respect to any of the Secured Hedge Providers requires the consent of such Secured Hedge Provider).

As previously disclosed, on May 14, 2021 and May 16, 2021, the Company received notices on behalf of Lenders constituting Required Revolving Lenders and Required Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on June 3, 2021. On June 2, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into that certain First Amendment to Fourth Lender Forbearance Agreement (the “Fourth Lender Forbearance Agreement Amendment No. 1”) with Lenders constituting Required Lenders and Required Revolving Lenders. The Fourth Lender Forbearance Agreement Amendment No. 1, among other things, amended the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on June 17, 2021. On June 15, 2021 and June 16, 2021, the Company received notices on behalf of Lenders constituting Required Lenders and Required Revolving Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on June 28, 2021. On June 28, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into that certain Second Amendment to Fourth Lender Forbearance Agreement (the “Fourth Lender Forbearance Agreement Amendment No. 2”) with Lenders constituting Required Lenders and Required Revolving Lenders. The Fourth Lender Forbearance Agreement Amendment No. 2, among other things, amended the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on July 6, 2021. On July 2, 2021 and July 6, 2021, the Company received notices on behalf of Lenders constituting Required Revolving Lenders and Required Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on July 12, 2021.

As previously disclosed, on July 12, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into that certain Third Amendment to Fourth Lender Forbearance Agreement and Consent (the “Fourth Lender Forbearance Agreement Amendment No. 3”) with Lenders constituting Required Lenders and Required Revolving Lenders. The Fourth Lender Forbearance Agreement Amendment No. 3, among other things, amended the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on July 20, 2021. On July 16, 2021 and July 20, 2021, the Company received notices on behalf of Lenders constituting Required Revolving Lenders and Required Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on July 27, 2021. On July 25, 2021 and July 27, 2021, the Company received notices on behalf of Lenders constituting Required Lenders and Required Revolving Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 5:00 p.m., New York City time, on August 3, 2021. On August 3, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into that certain Fourth Amendment to Fourth Lender Forbearance Agreement and Consent (the “Fourth Lender Forbearance Agreement Amendment No. 4”) with Lenders constituting Required Lenders and Required Revolving Lenders. The Fourth Lender Forbearance Agreement Amendment No. 4, among other things, (i) amended the scheduled expiration time under the Fourth Lender Forbearance Agreement to 11:59 p.m., New York City time, on August 17, 2021 and (ii) provided that in addition to the matters originally subject to forbearance in the Fourth Lender Forbearance Agreement, the consenting Lenders will forbear from exercising any and all rights and remedies under the Loan Documents and applicable law (as applicable), including not directing the Agent to take any such action, with respect to certain defaults and events of default under the Credit Agreement that have occurred, or that may occur as a result of, the Company’s failure to timely file the Q2 2021 Form 10-Q. On August 16, 2021, the Company received notices on behalf of Lenders constituting Required Revolving Lenders and Required Lenders consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 11:59 p.m., New York City time, on August 24, 2021. On August 20, 2021 and August 23, 2021, the Company received notices on behalf of Lenders constituting Required Lenders and Required Revolving Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 11:59 p.m., New York City time, on August 31, 2021.

On August 28, 2021 and August 31, 2021, the Company received notices on behalf of Lenders constituting Required Lenders and Required Revolving Lenders, respectively, consenting to an extension of the scheduled expiration time under the Fourth Lender Forbearance Agreement to 11:59 p.m., New York City time, on September 7, 2021.

In connection with entering into the RSA, on September 1, 2021, the Company, GTT B.V. and the other credit parties party thereto entered into a Fifth Lender Forbearance Agreement and Consent (the “Fifth Lender Forbearance Agreement and Consent”), with the Lenders party thereto, constituting Lenders holding not less than a majority of the U.S. Term Loans, Lenders holding not less than a majority of the Original EMEA Term Loans, Lenders holding not less than a majority of the 2020 EMEA Term Loans, Required Lenders and Required Revolving Lenders, certain hedge providers to the Company (the “Secured Hedge Providers” and collectively with the Lenders party to the Fifth Lender Forbearance Agreement and Consent, the “Consenting Lenders”) and the Agent. Pursuant to the Fifth Lender Forbearance Agreement and Consent, which replaces the Fourth Lender Forbearance Agreement as previously amended, the Consenting Lenders agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents, any secured hedge agreement with the Secured Hedge Providers (the “Secured Hedge Agreements”) and applicable law (as applicable), including, without limitation, not directing the Agent to take any such action, with respect to any defaults and events of default under the Credit Agreement and certain events of default under any Secured Hedge Agreement (as applicable) that have occurred, or that may occur during the forbearance period, including the defaults and events of default described above with respect to historical financial statements, the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q, the Q2 2021 Form 10-Q and related matters.

The forbearance period under the Fifth Lender Forbearance Agreement and Consent ends on the earlier of (i) the occurrence of certain events of default under the Credit Agreement related to bankruptcy or insolvency proceedings of the Company and its subsidiaries and (ii) the receipt of notice regarding intent to terminate the Fifth Lender Forbearance Agreement and Consent from either the Required Lenders or the Required Revolving Lenders upon the RSA ceasing to be effective or otherwise terminating in accordance with its terms with respect to (x) the Company and/or (y) the Consenting Original EMEA Term Loan Lenders, the Consenting 2020 EMEA Term Loan Lenders, the Consenting U.S. Term Loan Lenders and the Consenting Revolving Lenders, as a whole.

The Fifth Lender Forbearance Agreement and Consent also (i) requires the Company to cash collateralize all outstanding letters of credit upon execution and (ii) provides that the Consenting Lenders consent to certain amendments to the Credit Agreement and related agreements to modify certain provisions of the Credit Agreement relating to mandatory prepayments with proceeds of certain asset sales and the collection allocation mechanism agreement among the Lenders. The Fifth Lender Forbearance Agreement and Consent also provides for certain reporting and delivery requirements to the advisors to the Consenting Lenders. The Company paid fees and expenses of certain advisors to the Agent and the Consenting Lenders in connection with the entry into the Fifth Lender Forbearance Agreement and Consent.

The foregoing description of the Fifth Lender Forbearance Agreement and Consent is not complete and is qualified in its entirety by the terms and provisions of the Fifth Lender Forbearance Agreement and Consent, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

EMEA Forbearance Agreement

In connection with entering into the RSA, as part of the Fifth Lender Forbearance Agreement and Consent, on September 1, 2021, GTT B.V. and certain other non-U.S. credit parties party thereto (the “Non-U.S. EMEA Credit Parties”) entered into that certain Non-U.S. EMEA Credit Party Forbearance Agreement (the “EMEA Forbearance Agreement”), with (1) the Consenting Lenders and (2) the Agent. Pursuant to the EMEA Forbearance Agreement, upon the Petition Date (subject to the satisfaction of certain conditions), the Consenting Lenders have agreed to, among other things, forbear from exercising any and all rights and remedies under the Loan Documents and applicable law against the Non-U.S. EMEA Credit Parties, including not directing the Agent to take any such action, with respect to any defaults and events of default under the Credit Agreement that have occurred, or that may occur during the forbearance period. The EMEA Forbearance Agreement also provides for certain reporting and delivery requirements by the Non-U.S. EMEA Credit Parties to the advisors to the Consenting Lenders, the Agent and certain Lenders.

The forbearance period under the EMEA Forbearance Agreement ends upon the earliest to occur of: (1) the receipt of notice regarding intent to terminate the EMEA Forbearance Agreement from the Required Lenders, with the consent of the Required Consenting Creditors, upon the occurrence of any of the specified forbearance defaults described therein; provided that such Required Consenting Creditors’ consent shall not be required if, in the case of clause (ii) of the definition of Forbearance Default described in the below paragraph, such forbearance default (x) materially alters or impedes consummation of the Restructuring or (y) directly or indirectly has a materially adverse effect on the terminating Consenting Creditors’ legal and/or economic rights or benefits under the RSA); (2) the RSA ceases to be effective or otherwise terminates in accordance with its terms with respect to (x) the Company and/or (y) the Consenting Original EMEA Term Loan Lenders, the Consenting 2020 EMEA Term Loan Lenders, the Consenting U.S. Term Loan Lenders and the Consenting Revolving Lenders, as a whole; (3) the effective date of any plan of reorganization filed with the Bankruptcy Court in the Chapter 11 Cases; and (4) (i) the enforcement of a security interest or other exercise of remedies, as a secured creditor or otherwise, by any party other than the Agent or the Lenders against a material portion of the collateral owned by any Non-U.S. EMEA Credit Party with respect to any liabilities in excess of $5 million or (ii) any case or proceeding is commenced by or against any Non-U.S. EMEA Credit Party under any debtor relief law, or any petition, application, filing, or submission is made with respect to any Non-U.S. EMEA Credit Party, for (x) the entry of an order for relief under the Bankruptcy Code, any debtor relief law, or any other reorganization, arrangement, insolvency, debtor relief, moratorium, suspension, deferral of payment or debt adjustment law; provided that, in the case of the commencement of an involuntary case against any such Non-U.S. EMEA Credit Party that, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been delivered to certain advisors to the Consenting Lenders, has individually, both (i) assets with a value not exceeding 2.5% of total assets of, and (ii) revenues not exceeding 2.5% of the total revenues of, the Company and its restricted subsidiaries on a consolidated basis for the testing period most recently ended, under the Bankruptcy Code, any debtor relief law or any analogous law in any jurisdiction outside the United States, such case shall not have been dismissed within thirty (30) days of commencement thereof with respect to such Non-U.S. EMEA Credit Party, (y) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Non-U.S. EMEA Credit Party or any part of its property to the extent such proceeding is consented to by any Non-U.S. EMEA Credit Party or remains undismissed for a period of thirty (30) days with respect to such Non-U.S. EMEA Credit Party or (z) an assignment or trust mortgage for the benefit of creditors.

The forbearance defaults include, without limitation, (i) the occurrence of any event of default under the Credit Agreement solely to the extent such event of default is with respect to a default or failure to comply by a Non-U.S. EMEA Credit Party, excluding certain specified defaults set forth in the EMEA Forbearance Agreement and (ii) the failure by any Non-U.S. EMEA Credit Party to comply in all material respects with any term, condition, or covenant set forth in the EMEA Forbearance Agreement, which failure remains uncured (to the extent curable) for specified periods after the Required Lenders deliver a written notice of such failure to GTT B.V.

The foregoing description of the EMEA Forbearance Agreement is not complete and is qualified in its entirety by the terms and provisions of the EMEA Forbearance Agreement, a copy of which is filed herewith as Annex C to the Fifth Lender Forbearance Agreement and Consent in Exhibit 10.5 and is incorporated herein by reference.

Amended Infrastructure Sale and Purchase Agreement

As previously disclosed, on October 16, 2020, the Company entered into the Infrastructure SPA with respect to the Infrastructure Sale. On February 15, 2021, the Sellers and the Buyer entered into the Project Apollo – KPMG VDD Reports Deadline Extension Letter, which amended the Infrastructure SPA in relation to the requirement of the Sellers to deliver the VDD Reports to the Buyer. On June 10, 2021, the Sellers and the Buyer entered into the Project Apollo – Share Purchase Agreement Letter, which, among other things, (i) amended the Infrastructure SPA in relation to termination rights in favor of the Buyer, (ii) added additional conditions to the completion of the Infrastructure Sale and (iii) provided that the Sellers shall pay the Buyer a break-up fee in certain circumstances.

In connection with entering into the RSA, on September 1, 2021, the Sellers and the Buyer entered into that certain Project Apollo – Share Purchase Agreement Letter (the “SPA Letter Amendment”), which includes amendments to the Infrastructure SPA and a conformed version of the Infrastructure SPA reflecting such amendments. The SPA Letter Amendment, among other things, (i) removes the requirement of the Company to deliver audited financial statements of the Company for the fiscal year ended December 31, 2020 prior to the completion of the Infrastructure Sale; (ii) provides that (1) the purchase price under the Infrastructure SPA shall be reduced by the U.S. dollar equivalent of €20 million and (2) payment of the U.S. dollar equivalent of €70 million of the purchase price shall be deferred and paid by the Buyer after the effective date of a plan of reorganization meeting certain conditions (the “Deferred Consideration”); (iii) amends certain provisions relating to working capital adjustment mechanism under the SPA (including providing that there will not be an estimated working capital adjustment at completion); (iv) amends certain provisions relating to the treatment of cross-perimeter balances arising between the Sellers’ Group and the Group Companies; and (v) introduces provisions to address the treatment of any historic trade payables and receivables not transferred as part of the corporate reorganization contemplated in connection with the Sale Transaction (the “Reorganization”), the completion and the Infrastructure Sale Proceeds Paydown. In addition, in connection with the SPA Letter Amendment the Sellers and the Buyer have agreed the German Tax Condition (as defined in the Infrastructure SPA) will be treated as satisfied.

The foregoing description of the SPA Letter Amendment is not complete and is qualified in its entirety by the terms and provisions of the SPA Letter Amendment, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 2.02. Results of Operation and Financial Condition.

To the extent applicable, the disclosures in Item 7.01 below and Exhibit 99.2 attached hereto are incorporated herein by reference.

This Item 2.02 and Exhibit 99.2 hereto are being furnished and shall not be deemed “filed” for any purpose. This Item 2.02 and Exhibit 99.2 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 2.02 in such filing.

Item 7.01 Regulation FD Disclosure.

Press Release

On September 2, 2021, GTT issued a press release announcing the signing of the RSA. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Cleansing Information

Beginning on March 4, 2021, the Company engaged in confidential discussions and negotiations under separate Confidentiality Agreements (the “NDAs”) with (i) certain holders (the “Ad Hoc Noteholder Group”) of the Notes issued under the Indenture and (ii) certain term loan Lenders under the Credit Agreement and PTL Lenders under the Priming Facility Credit Agreement (the “Ad Hoc Lender Group”) (I) to seek the consent of (A) Noteholders holding at least a majority of the outstanding aggregate principal amount of the Notes, to provide further forbearances from exercising remedies in respect of certain defaults and events of default under the Indenture, (B) Lenders holding at least (1) a majority of the outstanding loans and revolving commitments under the Credit Agreement and (2) a majority of the revolving commitments under the Credit Agreement, to provide further forbearances from exercising remedies in respect of certain defaults and events of default under the Credit Agreement and (C) PTL Lenders holding a majority of the loans and commitments under the Priming Facility Credit Agreement, to provide extensions of certain deadlines under the Priming Facility Credit Agreement and (II) regarding a potential transaction involving the Company’s debt instruments and debt and equity securities with the Company. Discussions and negotiations with the Ad Hoc Noteholder Group and Ad Hoc Lender Group have been substantially completed as described above in Item 1.01. Pursuant to the NDAs, the Company provided the Ad Hoc Noteholder Group and the Ad Hoc Lender Group access to certain information and agreed to publicly disclose certain information (the “Cleansing Information”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Information is being furnished as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The Cleansing Information was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and the Cleansing Information should not be relied upon to make an investment decision with respect to the Company. The Cleansing Information should not be regarded as an indication that the Company or any third party considers the Cleansing Information to be material non-public information or a reliable prediction of future events, and the Cleansing Information should not be relied upon as such. The Cleansing Information includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Information or undertakes any obligation to update the Cleansing Information to reflect circumstances existing after the date when the Cleansing Information was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Information become or are shown to be incorrect.

As announced on December 22, 2020, in connection with the Company’s previously disclosed review of certain accounting issues (the “Review”), the Board concluded that the Company’s previously issued consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019 and 2018 and the quarter ended March 31, 2020 (the “Non-Reliance Periods”) should no longer be relied upon as a result of errors discovered related to the accounting for Cost of Telecommunications Services, bad debt expense and credits to be issued to customers. The Board also determined that the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting and evaluation of disclosure controls and procedures, should no longer be relied upon. Historical financial information in the Cleansing Information is based on the Company’s previously reported results, and the findings of the Company’s ongoing Review may have a significant impact on certain of the financial measures included in the Cleansing Information.

The Cleansing Information includes preliminary financial information that reflects the Company’s management’s estimates based solely on information available as of the date the Cleansing Information was prepared. The preliminary financial information presented in the Cleansing Information is not a comprehensive statement of the Company’s financial results for the periods presented. In addition, the preliminary financial information presented in the Cleansing Information has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The preliminary financial information presented in the Cleansing Information is subject to the completion of the Company’s ongoing Review and financial closing procedures. The Company’s actual results for the three months ended June 30, 2020 and September 30, 2020, the year ended December 31, 2020, and the three months ended March 31, 2021 and June 30, 2021 are not available and may differ materially from the preliminary financial information included in the Cleansing Information. Therefore, undue reliance should not be placed upon this preliminary financial information. For instance, during the course of the completion of the Company’s ongoing Review and preparation of the Company’s financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial information presented in the Cleansing Information may be identified. There can be no assurance that these estimates will be realized, and these estimates are subject to risks and uncertainties, many of which are not within the Company’s control.

The foregoing description of the Cleansing Information is not complete and is qualified in its entirety by reference to the complete presentations of the Cleansing Information, a copy of which is filed herewith as Exhibit 99.2 hereto and is incorporated herein by reference.

Financial Statements Update

As reported by the Company in its prior filings with the SEC, the Company has been unable to file on a timely basis the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q and the Q2 2021 Form 10-Q. In addition, as further described in the Company’s Current Report on Form 8-K filed on December 22, 2020, in connection with the Review, the Board concluded that the Company’s previously issued consolidated financial statements for the Non-Reliance Periods and certain related disclosures should no longer be relied upon. The Company is preparing restated financial statements relating to the Non-Reliance Periods (the “Restated Financial Statements”), which Restated Financial Statements will be needed to produce the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q and the Q2 2021 Form 10-Q.

The Company does not expect to be able to file the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q or the Q2 2021 Form 10-Q by the Petition Date, and the Company is unable to predict a specific filing date for the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q or the Q2 2021 Form 10-Q at this time. The Company has been and intends to continue working diligently to file the Restated Financial Statements, the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q and the Q2 2021 Form 10-Q with the SEC as soon as possible.

This Item 7.01 and Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the Restructuring, the Plan, the consummation of the Infrastructure Sale, the Spruce House Transfer, the possibility of Lenders and Noteholders exercising rights and remedies with respect to defaults and events of default, the Review and the anticipated timing of filing the Restated Financial Statements, the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q and the Q2 2021 Form 10-Q constitute forward-looking statements that are based on the Company’s current expectations.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company has failed or may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in the Indenture, the Credit Agreement and the Priming Facility Credit Agreement, which have resulted or may result in events of default, and if the Company’s forbearance agreements with creditors terminate and/or the Company is unable to obtain further agreements from creditors with respect to forbearing from exercising remedies or amendments or waivers, as applicable, the Notes and the Company’s obligations under the Credit Agreement and the Priming Facility Credit Agreement may be accelerated and result in the Company being unable to satisfy its obligations thereunder; (ii) the Company has announced that its previously issued financial statements for the Non-Reliance Periods and related disclosures and communications should no longer be relied upon as a result of preliminary findings of the Company’s ongoing Review; the Company is continuing to finalize its quantification of the impact of errors identified by the Review on financial results for the Non-Reliance Periods and the impact may be materially different than previously disclosed estimates; (iii) the completion of the

Review and the completion and filing of the Restated Financial Statements, the Q2 2020 Form 10-Q, the Q3 2020 Form 10-Q, the 2020 Form 10-K, the Q1 2021 Form 10-Q or the Q2 2021 Form 10-Q and any subsequent delayed periodic SEC filings may take longer than expected as a result of the timing or findings of the Review or the Company’s independent registered public accounting firm’s review process; (iv) the conditions to access funding under the Priming Facility Credit Agreement may not be satisfied and the Company may be unable to access such funding, and existing cash balances and funds generated from operations may not be sufficient to finance the Company’s operations and meet its cash requirements; (v) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (vi) the Company could be subject to cyber-attacks and other security breaches; (vii) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (viii) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (ix) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (x) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (xi) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation or a downturn in the Company’s industry; (xii) the Company may be liable for the material that content providers distribute over its network; (xiii) the Company has generated net losses historically and may continue to do so; (xiv) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xv) the Company may be unable to retain or hire key employees; (xvi) the Company recently announced management changes; (xvii) the Company is subject to risks relating to the international operations of its business; (xviii) the Company may be affected by tax assessments, unfavorable tax audit outcomes, delayed tax filings and future increased levels of taxation; (xix) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xx) the Company may be unable to obtain from the Lenders or the holders of Notes the further forbearances, waivers, consents, releases or other agreements that may be necessary to prevent a default under the Credit Agreement, the Priming Facility Credit Agreement or the Indenture that may be necessary to satisfy the conditions to the closing of the Infrastructure Sale, either on terms acceptable to the Company or at all, in which case the Infrastructure SPA may terminate unless the Buyer provides a waiver; (xxi) the Company may not be able to obtain the consent of certain parties to contracts with the Sellers and their subsidiaries that will be necessary to fully implement the Infrastructure Sale or the Reorganization, on terms acceptable to the Company or at all; (xxii) the potential failure to satisfy, or obtain waivers of, other closing conditions under the Infrastructure SPA, which may result in the Infrastructure Sale not being consummated; (xxiii) the potential failure of the Company to realize anticipated benefits of the Infrastructure Sale; (xxiv) risks from relying on the Buyer for various critical transaction services and network services for an extended period under the transition services agreement and the master services agreement contemplated by the Infrastructure SPA; (xxv) the potential impact of announcement or consummation of the Reorganization and the Infrastructure Sale on relationships with third parties, including customers, employees and competitors; (xxvi) the ability to attract new customers and retain existing customers in the manner anticipated; (xxvii) the Company has announced that it expects to report material weaknesses in internal control over financial reporting and its internal control over financial reporting may have further weaknesses of which the Company is not currently aware or which have not been detected; (xxviii) the RSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, including obtaining signatures of additional parties, or if certain other events occur; and (xxix) the risks and uncertainties relating to the contemplated Chapter 11 Cases, including but not limited to, the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions, the effects of the Chapter 11 Cases on the Company and on the interests of various constituencies, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, regulatory approvals required during the pendency of the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs in connection with the Chapter 11 Cases. The foregoing list of factors is not exhaustive. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01.	Financial Statements and Exhibits
(d)      Exhibits

The following exhibits are filed as part of this report:

Number	Exhibit

2.1
SPA Letter Amendment, dated as of September 1, 2021, by and among GTT Communications, Inc., GTT Holdings Limited, Global Telecom and Technology Holdings Ireland Limited, Hibernia NGS Limited, GTT Americas, LLC and Cube Telecom Europe Bidco Limited.

10.1	Restructuring Support Agreement, dated as of September 1, 2021, by and among GTT Communications, Inc., certain of its subsidiaries and the consenting stakeholders parties thereto.
10.2	Stock Transfer Agreement, dated as of September 1, 2021, by and between GTT Communications, Inc. and The Spruce House Partnership, LLC.
10.3	Seventh PTL Amendment, dated as of September 1, 2021, by and among GTT Communications, Inc., GTT Communications B.V., the lenders party thereto and Delaware Trust Company, as administrative agent.
10.4	A&R Second Notes Forbearance Agreement, dated as of September 1, 2021, by and among GTT Communications, Inc., the guarantors party thereto and each of the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of Notes party thereto.
10.5
Fifth Lender Forbearance Agreement and Consent, dated as of September 1, 2021, by and among GTT Communications, Inc., GTT Communications B.V., each other Credit Party thereto, the lenders party thereto and KeyBank National Association, as administrative agent.

99.1	Press Release, dated September 2, 2021.
99.2	Cleansing Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 2, 2021

GTT Communications, Inc.

		By:	/s/ Donna Granato
Donna Granato
Interim Chief Financial Officer